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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  March 20, 1998



                       AFFILIATED COMPUTER SERVICES, INC.
               (Exact Name of Registrant as Specified in Charter)



       Delaware                     0-24787                    51-0310342
  ---------------                 ------------            -------------------
  (State or Other                 (Commission                (IRS employer
  Jurisdiction of                 file number)            identification no.)
   Incorporation)

                          2828 North Haskell Avenue
                             Dallas, Texas 75204
                   (Address of principal executive offices)
                                 (Zip Code)

             Registrant's telephone number, including area code:
                               (214) 841-6111

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Not Applicable.

     (b) Not Applicable.

     (c) Exhibits.

         4.1 Indenture, dated as of March 20, 1998 between Affiliated Computer Services, Inc., as issuer, and U.S. Trust Company of Texas, N.A., as trustee.

         4.2 Registration Rights Agreement, dated as of March 17, 1998 between Affiliated Computer Services, Inc. and Goldman, Sachs & Co., Bear, Stearns & Co., Inc., Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Prudential Securities Incorporated.

ITEM 9.  SALE OF EQUITY SECURITIES PURSUANT TO REGULATION S.

     On March 20, 1998 (the "Date of Sale"), Affiliated Computer Services, Inc. (the "Company") completed the sale of a new issue of $230,000,000 aggregate principal amount of 4% Convertible Subordinated Notes due March 15, 2005 (the "Notes"). The Notes were sold by the Company to Goldman, Sachs & Co., Bear, Stearns & Co., Inc., Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Prudential Securities Incorporated, as initial purchasers (collectively, the "Initial Purchasers"), in an unregistered private placement conducted pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act'). The discount to the Initial Purchasers was 2.50% of the $230,000,000 principal amount of the Notes purchased (or an aggregate of $5,750,000).

     The Company has been advised that the Initial Purchasers resold $198,455,000 aggregate principal amount of the Notes in the United States to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act. The Company has been advised that the Initial Purchasers resold the remaining $31,545,000 aggregate principal amount of the Notes through their respective international affiliates, as selling agents, outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

     The Notes are convertible, in whole or in part, into shares of the Company's A Common Stock, par value $.01 ("Class A Common Stock") at any time on or after the 90th day following the original issue date of the Notes and prior to the close of business on the maturity date, unless previously redeemed or repurchased, at a conversion price of $42.66 per share (equivalent to a conversion rate of 23.4432 shares per $1,000 principal amount of Notes), subject to adjustment in certain events. Interest on the Notes is payable semiannually on March 15 and September 15 of each year, commencing on September 15, 1998. The Notes may be redeemed at the option of the Company on or after March 15, 2002, in whole or in part, at the redemption prices set forth in the Notes. The Notes are not entitled to any sinking fund, and the Notes are general unsecured obligations subordinated in right of payment to



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all existing and future Senior Indebtedness (as defined in the Indenture in respect of the Notes) of the Company and effectively subordinated in right of payment to all indebtedness and other liabilities of the Company's subsidiaries. In the event of a Change in Control (as defined in the Indenture), each holder of Notes may require the Company to repurchase its Notes, in whole or in part, for cash or, at the Company's option, Class A Common Stock of the Company (valued at 95% of the average closing prices for the five trading days immediately preceding and including the third trading day prior to the repurchase date) at a repurchase price of 100% of the principal amount of Notes to be repurchased, plus accrued interest to the repurchase date.

     Pursuant to a Registration Rights Agreement with the Initial Purchasers dated March 17, 1998 (the "Registration Rights Agreement"), the Company has agreed to file a shelf registration statement in respect of the Notes and the Class A Common Stock issuable upon conversion thereof within 90 days of the Date of Sale and to use its reasonable efforts to cause such shelf registration statement to be declared effective by the Securities and Exchange Commission within 180 days of the Date of Sale. Upon any failure by the Company to comply with such deadlines and certain other obligations under the Registration Rights Agreement, additional interest will be payable on the Notes.

     The foregoing is a summary of the Notes, the Indenture and the Registration Rights Agreement, and does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Indenture and the Registration Rights Agreement, copies of which are filed as Exhibits to this Report on Form 8-K, and the Notes, the form of which is included in the Indenture.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                       AFFILIATED COMPUTER SERVICES, INC.


Date: April 3, 1998                    By: /s/ MARK A. KING
                                          --------------------------------
                                       Name:  Mark A. King
                                       Title: Executive Vice President and
                                              Chief Financial Officer




                                 EXHIBIT INDEX
     Exhibit
     Number        Description
     -------       -----------

     4.1 Indenture, dated as of March 20, 1998 between Affiliated Computer Services, Inc., as issuer, and U.S. Trust Company of Texas, N.A., as trustee.

     4.2 Registration Rights Agreement, dated as of March 17, 1998 among Affiliated Computer Services, Inc. and Goldman, Sachs & Co., Bear, Stearns & Co., Inc., Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Prudential Securities Incorporated.



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